
                                                            Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          COMDATA HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                                              13-3396750
State or other jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               5301 Maryland Way
                           Brentwood, Tennessee 37027
                                 (615) 370-7000
              (Address of Principal Executive Offices)  (Zip Code)

                              --------------------

                          COMDATA HOLDINGS CORPORATION
                             (AMENDED) STOCK OPTION
                       AND RESTRICTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              --------------------

                             Peter D. Voysey, Esq.
                          Comdata Holdings Corporation
                               5301 Maryland Way
                           Brentwood, Tennessee 37027
                    (Name and Address of agent for service)

                                 (615) 370-7267
         (Telephone number, including area code, of agent for service)

                              --------------------

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
                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
TITLE OF                                   PROPOSED                 PROPOSED
SECURITIES           AMOUNT                MAXIMUM                  MAXIMUM
TO BE                TO BE                 OFFERING                 AGGREGATE                 AMOUNT OF
REGISTERED           REGISTERED            PRICE                    OFFERING                  REGISTRATION
                                           PER SHARE (1)            PRICE (1)                 FEE
------------------------------------------------------------------------------------------------------
Common Stock,        1,250,000             $24.375                  $30,468,750               $10,506.00
$.01 par value
------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low prices reported on the NASDAQ National Market System on August 30, 1995.

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

                                EXPLANATORY NOTE

                 This Registration Statement relates to the amendment of the Comdata Holdings Corporation (Amended) Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock authorized to be issued thereunder from 2,000,000 to 3,250,000. The contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-30618, filed with the Securities and Exchange Commission (the "Commission") on August 21, 1989 are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 There are hereby incorporated by reference herein the following documents which have been filed with the Commission:

                 (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                 (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registrant's fiscal year ended December 31, 1994; and

                 (c) the description of the Registrant's Common Stock contained in the Registrant's Form 8-A filed with the Commission on August 25, 1987.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                 Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.          EXHIBITS.


Exhibit
Number                            Description

4.1 Certificate of Incorporation of Comdata Holdings Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-14332; Exhibit 3.5 to the Registrant's Registration Statement No. 33-37172; Exhibits 3.8 and 3.10 to the Registrant's Registration Statement No. 33-52018; and Exhibit 3.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.2 By-laws of Comdata Holdings Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.3 Comdata Holdings Corporation (Amended) Stock Option and Restricted Stock Purchase Plan, as amended June 22, 1994.

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2             Consent of Arthur Andersen, LLP.

24               Powers of Attorney (included on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 31, 1995.

                                                COMDATA HOLDINGS CORPORATION


                                                By: /s/ George L. McTavish
                                                   -----------------------------
                                                   George L. McTavish, Chairman
                                                     and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes George L. McTavish, Edward A. Barbieri, Dennis R. Hanson and Peter D. Voysey, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, and to execute in his or her name and behalf, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

         Signature                                   Title                             Date
         ---------                                   -----                             ----
/s/ George L. McTavish                       Chairman and Chief Executive            August 31, 1995
----------------------                       Officer (Principal Executive
George L. McTavish                           Officer) and Director


/s/ Edward A. Barbieri                       President and Chief Operating           August 31, 1995
----------------------                       Officer and Director
Edward A. Barbieri

/s/ Dennis R. Hanson                         Executive Vice President and            August 31, 1995
--------------------                         Chief Financial Officer
Dennis R. Hanson                             (Principal Financial and Accounting
                                             Officer) and Director


/s/ Bruce K. Anderson                        Director                                August 31, 1995
---------------------
Bruce K. Anderson

/s/ Patrick J. Welsh                         Director                                August 31, 1995
--------------------
Patrick J. Welsh

/s/ Dana J. O'Brien                          Director                                August 31, 1995
-------------------
Dana J. O'Brien

/s/ Louis P. Buglioli                        Director                                August 31, 1995
---------------------
Louis P. Buglioli

/s/ Phyllis Haberman                         Director                                August 31, 1995
--------------------
Phyllis Haberman

/s/ Stephen E. Raville                       Director                                August 31, 1995
----------------------
Stephen E. Raville

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